Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 ▪ (763) 551-5000 ▪ www.christopherandbanks.com

CHRISTOPHER & BANKS CORPORATION ANNOUNCES THE RESIGNATION OF PETE MICHIELUTTI, ITS CHIEF OPERATING AND CHIEF FINANCIAL OFFICER

Minneapolis, MN, June 29, 2017 - Christopher & Banks Corporation (NYSE: CBK), a specialty women’s apparel retailer, announced today that Pete Michielutti, Executive Vice President, Chief Operating Officer and Chief Financial Officer has resigned effective July 14, 2017 to accept another opportunity. The Company will be commencing a search for his successor immediately.

Joel Waller, interim President and Chief Executive Officer stated: “Pete has been a valuable member of the executive team, and in the six months since I rejoined the Company has worked together with the executive team to oversee and implement a number of key system and process improvements which we believe are bearing fruit and facilitating our turnaround.”

Kent Kleeberger, Chair of the Board of Directors stated: “On behalf of the Board of Directors and the entire Company, we thank Pete for his contributions and wish him success in his new position. Speaking for the entire Board, we remain confident that Joel and the executive team are on track as they continue to position the Company for consistent and profitable growth over the long term.”

Mr. Michielutti commented: “I want to thank Joel and everyone at Christopher & Banks for all of their support over the last five years and look forward to following their success in the future.”

About Christopher & Banks
Christopher & Banks Corporation is a Minneapolis-based national specialty retailer featuring exclusively designed privately branded women’s apparel and accessories. As of June 29, 2017, the Company operates 473 stores in 45 states consisting of 320 MPW stores, 79 Outlet stores, 38 Christopher & Banks stores, and 36 stores in its women’s plus size clothing division CJ Banks. The Company also operates the www.ChristopherandBanks.com eCommerce website.

Keywords: Christopher & Banks, CJ Banks, Women’s Clothing, Plus Size Clothing, Petites, Extended Sizes, Outfits.

Forward-Looking Statements
Certain statements in this press release are forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements may use the words “expect”, “anticipate”, “plan”, “intend”, “project”, “believe”, “drive” “in order to” and similar expressions and include the statements that: (i) that the executive team have overseen and implemented a number of key system and process improvements which the Company believes are bearing fruit and facilitating its turnaround; and (ii) the Board remains confident that Joel and the executive team are on track as they continue to position the Company for consistent and profitable growth over the long term.

These statements are based on the Company’s current expectations and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company’s actual results to differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to: (i) the inherent difficulty in forecasting consumer buying and retail traffic patterns which may be affected by factors beyond the Company’s control, such as a weakness in overall consumer demand; adverse weather, economic or political conditions; and shifts in consumer tastes or spending habits that result in reduced sales or gross margins; (ii) lack of acceptance of the Company’s fashions, including its seasonal fashions; (iii) the ability of the Company’s infrastructure and systems to adequately support its operations; (iv) the effectiveness of the Company’s brand awareness, marketing programs and efforts to enhance the in-store experience; (v) the possibility that, because of poor customer response to the Company’s merchandise, management may determine it is necessary to sell merchandise at lower than expected margins or at a loss; (vi) the failure to successfully implement the Company’s strategic and tactical plans and initiatives; (vii) general economic conditions could lead to a reduction in store traffic and in consumer spending on women’s apparel; (viii) fluctuations in the levels of the Company’s sales, expenses or earnings; and (ix) risks associated with the performance and operations of the Company’s Internet operations.

Readers are cautioned not to place undue reliance on these forward-looking statements which are based on current expectations and speak only as of the date of this release. The Company does not assume any obligation to update or revise any forward-looking statement at any time for any reason.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Company’s website under “For Investors” and you are urged to carefully consider all such factors.

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COMPANY CONTACT:
Joel Waller
Interim President &
Chief Executive Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:
Jean Fontana/Megan Crudele
ICR, Inc.
(646) 277-1200

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